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                    ADMINISTRATION AGREEMENT


         THIS AGREEMENT made this 16th day of March, 1995, by and

between ALLIANCE MONEY MARKET FUND (the "Trust"), a Massachusetts

business trust and ADP FINANCIAL INFORMATION SERVICES, INC., a

Delaware corporation (the "Administrator").

                      W I T N E S S E T H :



         In consideration of the mutual covenants herein

contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         FIRST:  The Trust on behalf of each of its series and

any new series to be created hereby authorizes the Administrator to provide administrative services to the Trust in accordance with the terms and conditions of this Agreement.  The

Administrator's services shall be subject to the direction and control of the Trustees of the Trust and shall be performed under the direction of the appropriate Trust officers.  The

Administrator's functions shall be entirely ministerial in

nature, and it shall not have any responsibility or authority for the management of the Trust, the determination of its policies,

or for any matter pertaining to the distribution of securities issued by the Trust.

         SECOND:  The Administrator shall provide certain

administration services including:




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              (A)  providing a direct interface between the

Trust's Transfer Agent and the Administrator's proprietary

shareholder accounting system (referred to herein as "SHAC")

thereby permitting the creation of omnibus accounting on the

Trust's Transfer Agent's books with individual shareholder

records being maintained on SHAC.

              (B)  arranging for, or assisting counsel and

auditors in the preparation of, all required Trust tax returns,

proxy statements, semi-annual reports to the Trust's

shareholders, semi-annual reports to be filed with the Securities and Exchange Commission, and updates to the Trust's Registration

Statement under the Investment Company Act of 1940 (the "Act"),

and arranging for the signature of such documents by the

appropriate Trust officer;

              (C)  arranging for the coordination of the printing

and mailing (at the Trust's expense) of proxy statements and other reports or other materials provided to the Trust's

shareholders;

              (D)  arranging for, or overseeing of, the

computation of performance data including net asset value and yield;

              (E)  arranging for, or overseeing, the publication

of current price information in newspapers and publications;

              (F)  responding to all inquiries or other

communications from shareholders of the Trust and other parties




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or, if the inquiry is more properly responded to by the Trust's transfer agent or distributor, referring the individual making the inquiry to the appropriate person;

              (G)  coordinating all relationships between the

Trust and its contractors, including coordinating the negotiation of agreements, the review of performance of agreements, and the exchange of information, provided that coordination with the

Trust's distributor shall be limited to the exchange of

information necessary for the administration of the Trust and the reporting of that information to the Trustees and Trust officers;

and

              (H)  provide accounting and bookkeeping services

(including the maintenance of such accounts, books and records of the Trust as may be required by Section 31(a) of the Act and the rules and regulations thereunder).

         THIRD:    Any activities performed by the Administrator

under this Agreement shall at all times conform to, and be in accordance with, any requirements imposed by:  (1) the provisions of the Act and of any rules or regulations in force thereunder;

(2) any other applicable provision of law; (3) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust

as amended from time to time; (4) any policies and determinations of the Trustees of the Trust; and (5) the fundamental policies of each series of the Trust, as reflected in the then current

Registration Statement of the Trust.  As used in this Agreement,




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the term "Registration Statement" shall mean the Registration

Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of

1933, as amended, as such Registration Statement is amended at such time, and the term "Prospectus" and "Statement of Additional

Information" shall mean for the purposes of this Agreement the form of the then current prospectus and statement of additional information for each series of the Trust.

         FOURTH:   Nothing in this Agreement shall prevent the

Administrator or any officer thereof from acting as administrator for any other person, firm or corporation and shall not in any way limit or restrict the Administrator or any of its directors,

officers, employees or affiliates from buying, selling or trading any securities for its own or their own accounts or for the

accounts of others for whom it or they may be acting, provided,

however, that the Administrator expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this

Agreement.

         FIFTH:  The Administrator shall, at its own expense,

provide office space and facilities, equipment and personnel for the performance of its functions hereunder.  The Administrator will pay the fees and expenses of Trustees who are affiliated with the Administrator.






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         SIXTH:  The Trust shall pay the Administrator, as full

compensation for all services rendered hereunder, an annual fee of a maximum of .05 of 1% on behalf of each series payable

monthly and computed on the average daily net assets of the

series at the end of each business day.

         SEVENTH:  In the event the operating expenses of any

series of the Trust, including all investment advisory and

administration fees, but excluding brokerage commissions and fees, distribution fees (to the extent allowable under applicable state law), taxes, interest and extraordinary expenses such as litigation, for any fiscal year ending on a date on which this

Agreement is in effect exceed the most restrictive expense

limitation applicable to that series imposed by the securities laws or regulations thereunder of any state in which the shares of the series are qualified for sale, as such limitations may be raised or lowered from time to time, the Administrator shall reduce its administration fee to the extent of its share of such excess expenses.  The amount of any such reduction to be borne by the Administrator shall be deducted from the monthly

administration fee otherwise payable to the Administrator during such fiscal year; and if such amounts should exceed the monthly fee, the Administrator shall pay to such series its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.  For the purposes of this

paragraph, the term "fiscal year" shall exclude the portion of




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the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

         EIGHTH:

              (A)  This Agreement shall go into effect at the

close of business on the date hereof.

              (B)  This Agreement may be terminated by the

Administrator at any time without penalty upon giving the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Administrator sixty (60) days' written notice (which notice may be waived by the Administrator).

         NINTH:   The Administrator will not be liable for any

error of judgment or mistake of law or any loss suffered by the

Trust or its shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

         TENTH:  A copy of the Agreement and Declaration of Trust

of the Trust is on file with the Secretary of The Commonwealth of

Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are




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not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

         ELEVENTH:  Any notice under this Agreement shall be in

writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices.  Until further notice to the other party, it is agreed that the address of the Trust shall be 1345

Avenue of the Americas, New York, New York 10105, and the address of the Administrator shall be 2 Journal Square Plaza, Jersey

City, New Jersey 07306.

         IN WITNESS WHEREOF, the parties hereto have caused the

Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                  ALLIANCE MONEY MARKET FUND

                                     /s/ John D. Carifa
                                  By:
                                     John D. Carifa
                                     Chairman of the Trustees

ATTEST:

/s/ Emilie D. Wrapp

                                  ADP FINANCIAL INFORMATION
                                    SERVICES, INC.


                                     /s/ Robert J. Casale
                                  By:
                                     /s/ Robert J. Casale

ATTEST:

/s/ Adam D. Amsterdam



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